Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements File Numbers 333-91533, 333-43914, and 333-69308.

/s/  Arthur Andersen LLP

Las Vegas, Nevada
March 29, 2002